                                                                   EXHIBIT 10.23
                                   GROUND LEASE


                                     between

                     RENAISSANCE ENTERTAINMENT CORPORATION,
                             a Colorado corporation

                                   as Tenant,


                                       and

                         VACAVILLE REDEVELOPMENT AGENCY

                                   as Landlord

                                       and

                                CITY OF VACAVILLE


                                   Dated as of

                                November 29, 2000

                                  GROUND LEASE
                             BASIC LEASE INFORMATION

         This Basic Lease Information shall be completed and signed when all applicable information has been set forth below.

DATE OF LEASE:             As of November 29, 2000

PREMISES:                  Approximately 75 acres located at the old Nut Tree
                           Restaurant site in Vacaville, California

LANDLORD:                  VACAVILLE REDEVELOPMENT AGENCY,

CITY PARTY:                CITY OF VACAVILLE

TENANT:                    RENAISSANCE ENTERTAINMENT CORPORATION,
                           a Colorado corporation

LEASE
COMMENCEMENT DATE:         November 29, 2000

LEASE
EXPIRATION DATE:           November 15, 2001

MINIMUM RENT AND
CHARITABLE DONATIONS:      $180,000

LIABILITY COVERAGE:        Commercial general liability with limits of
                           $1,000,000 per occurrence and $2,000,000 in the aggregate, with umbrella coverage of $5,000,000

USE: To produce and operate the Renaissance Faire and associated educational programs.


EXHIBITS:                  Exhibit A - Land Area Plan

TENANT:                RENAISSANCE ENTERTAINMENT CORPORATION,
                       A COLORADO CORPORATION

                       By:  ________________________________
                               Name: _______________________
                               Its:  _______________________

                       Dated:  _____________________________

                       Address:       407 Montford Avenue
                                      Mill Valley, CA 94941
                       Telephone:     (415) 383-2164
                       Facsimile:     (415) 383-2183


LANDLORD:              VACAVILLE REDEVELOPMENT AGENCY

                       By:  _______________________________
                               David Van Kirk
                               Its:  Assistant Executive Director

                       Dated: _________________

                       Address:  650 Merchant Street
                                 Vacaville, CA 95688
                       Telephone: (707) 449-5100
                       Facsimile: (707) 449-5149


CITY PARTY:            CITY OF VACAVILLE

                       By:  _______________________________
                               David Van Kirk
                               Its:  Assistant City Manager

                       Dated: _________________

                       Address:  650 Merchant Street
                                   Vacaville, CA 95688
                       Telephone: (707) 449-5100
                       Facsimile: (707) 449-5149

                                TABLE OF CONTENTS


PARAGRAPH                                                   PAGE
---------                                                   ----
1.       Definitions                                          1
2.       Term                                                 2
3.       Rent                                                 2
4.       Taxes                                                4
5.       Use                                                  5
6.       Abandonment                                          9
7.       Services and Utilities                               9
8.       Alterations and Improvements                         10
9.       Liens                                                12
10.      Repair and Maintenance of the Premises               12
11.      Destruction or Damage                                13
12.      Release and Indemnification                          13
13.      Insurance                                            14
14.      Compliance with Legal Requirements                   16
15.      Assignment and Subletting                            16
16.      Inspections                                          16
17.      Default                                              16
18.      Remedies Upon Default                                17
19.      Landlord's Right to Cure Default                     18
20.      No Merger                                            18
21.      Holding Over                                         18
22.      Limitation of Recovery Against Landlord              19
23.      No Partnership                                       19
24.      Waiver                                               19
25.      Notices and Consents                                 19
26.      Complete Agreement                                   20
27.      Authority                                            20
28.      Miscellaneous                                        20
29.      Broker's Commissions                                 21
30.      Effectiveness of Lease                               21
31.      Exhibits                                             21
32.      Basic Lease Information                              21
33.      Financial Information                                21
34.      Landlord's Default                                   21
35.      No Construction Against Preparer                     22
36.      Force Majeure                                        22

                                  GROUND LEASE

         This Ground Lease (this "LEASE"), dated as of November 29, 2000, is made and entered into by and between VACAVILLE REDEVELOPMENT AGENCY, a public body, corporate and politic ("LANDLORD"), the CITY OF VACAVILLE, a municipal corporation ("CITY"), and RENAISSANCE ENTERTAINMENT CORPORATION, a Colorado corporation ("TENANT").

         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises subject to the terms, covenants, agreements and conditions set forth in this Lease.

         1. DEFINITIONS. Unless the context otherwise specifies or requires, the following terms shall have the meanings specified below:

                  (a) "BUILDING" or "BUILDINGS" means all structures now existing or hereafter constructed on the Premises.

                  (b) "CITY" means The City of Vacaville, a municipal corporation, and its officers, officials, employees, agents and assigns.

                  (c) "LANDLORD PARTY" or "LANDLORD PARTIES" means Landlord, its officers, officials, directors, employees, agents and assigns.

                  (d) "OFF SEASON" shall mean that period of time from the commencement date of this Lease to July 1, 2001, when the Premises are used solely for storage and not for other Faire operations.

                  (e) "PREMISES" shall mean the property depicted on the Land Area Plan attached hereto as EXHIBIT A, including all Buildings and other improvements located on such property. The Premises specifically excludes those portions not indicated on the Land Area Plan as Faire use areas ("Protected Areas"), and under no circumstances does Tenant have the right to enter, occupy, alter or otherwise use the Protected Areas. Additionally, Tenant acknowledges and agrees that if phase I of the Nut Tree Property future development (as set forth in Exhibit A) is unavailable for Faire use, adjustments to the proposed Land Area Plan will be necessary.

                  (f) "PROTECTED AREAS" shall mean those areas not set forth for use by Tenant pursuant to this Agreement and the Land Area Plan set forth in Exhibit "A."

                  (g) "RENAISSANCE FAIRE" is defined in Paragraph 5(a) below.

                  (h) "RENT" or "RENT" shall mean the total of Minimum Rent (as defined in Paragraph 3(a) below), Additional Rent (as defined in Paragraph 3(c) below), the Late Charges (as defined in Paragraph 3(d) below), interest on unpaid Rent (as defined in Paragraph 3(e) below) and all other monetary sums owing by Tenant under this Lease.

         2. TERM. The term of this Lease ("TERM") shall commence on November 29, 2000 (the "LEASE COMMENCEMENT DATE") and, unless sooner terminated or extended as provided in this Lease, shall terminate on November 15, 2001 (the "LEASE EXPIRATION DATE").

         3. RENT. Tenant shall pay to Landlord, or its designated payee, throughout the Term as rental for the use and occupancy of the Premises, at the times and in the manner provided in this Lease, the following amounts:

                  (a) MINIMUM RENT AND CHARITABLE DONATION. Tenant shall pay to Landlord the minimum rent of $80,000 ("MINIMUM RENT"), and shall make a charitable donation of $100,000, toward non-profit organizations or purposes selected by the Vacaville City Council, all payable as follows: Tenant shall pay $10,000 to Landlord on the Lease Commencement Date, $70,000 to Landlord on August 15, 2001, and $100,000, total, to the various non-profit organizations or purposes designated by the Vacaville City Council, on or by September 15, 2001. On, or by, August 15, 2001, City shall provide notice to Tenant of the various charitable organizations or purposes the City Council has designated to receive the donation and the amount of each individual donation, the total of which shall not exceed $100,000.

                  (b) ADDITIONAL RENT. Tenant shall pay, as additional rent ("ADDITIONAL RENT"), all sums of money or charges required to be paid by Tenant under this Lease and all sums due and owing, or to be billed, for services provided by CITY during the 2000 Renaissance Faire Season, in addition to Minimum Rent and late charges, whether or not designated as "Additional Rent". All sums due and owing, or to be billed, for services provided by CITY during the 2000 Renaissance Faire Season, shall be paid by the due date specified on the original invoice. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Minimum Rent thereafter due, but nothing contained in this Lease shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable under this Lease, or limit any other remedy of Landlord.

                  (c) LATE CHARGES. Tenant recognizes that late payment of any Rent will result in extra administrative expense to Landlord and Landlord's inability to meet its financial commitments. The extent of this additional expense and other damage to Landlord is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Rent remains unpaid three (3) days after Landlord has provided written notice to Tenant that the same is due, the amount of such unpaid Rent shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to fifteen percent (15%) of the amount of the amount due. The amount of the late charge to be paid to Landlord by Tenant on any unpaid Rent shall be reassessed and added to Tenant's obligations for each successive monthly period accruing after the date on which the late charge is initially imposed. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. If the amount of any late charges due hereunder exceed the amounts allowed by law, then such late charges shall be reduced to the maximum allowed by law. The provisions of this Paragraph 3(c) shall not be construed to grant Tenant a grace period and shall in no way relieve Tenant of the obligation to pay any amount of Rent on or before the date on which it becomes due, nor do the terms of this Paragraph in any way affect Landlord's remedies pursuant to Paragraph 18 if any Rent is unpaid after the date due.

                  (d) INTEREST ON UNPAID RENT. Minimum Rent, Additional Rent or any other charges not paid within ten (10) days of the due date shall bear interest until paid at a rate equal to the lesser of (i) the highest rate allowable at law, or (ii) an annual rate equal to the prime or reference rate, as announced by the Bank of America from time to time, plus four percent (4%). All such interest shall be deemed to be Additional Rent.

                  (e) MANNER OF PAYMENT. All payments due from Tenant to Landlord, or the designated non-profit organizations, hereunder shall be made to Landlord or the non-profit organizations without deduction or offset in lawful money of the United States of America actually received at Landlord's address for notice under this Lease, or to such other person at such other place as Landlord may from time to time designate in writing to Tenant. If any check given by Tenant to Landlord should be returned by a bank for insufficient funds, Landlord may, in its sole discretion, require that Tenant thereafter pay all amounts owing under this Lease by way of cashiers check. Tenant shall reimburse Landlord for any charges paid by Landlord to its bank in connection with such returned check.

                  (f) SECURITY DEPOSIT. On June 1, 2001, Tenant shall deliver to Landlord, by check, a security deposit of Twenty Thousand Dollars ($20,000). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay Rent or other charges due under this Lease, or fails to pay any outstanding utility bills (including, but not limited to, water, sewer, waste collection, electricity/gas, and telephone service) or any other Event of Default occurs, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of the Event of Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of the Event of Default or failure to pay outstanding utility bills. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated above and Tenant's failure to do so shall be a material breach of this Lease. No later than 30 days after the end of the term, providing no Event of Default has occurred and is continuing and the Premises is returned to Landlord in the condition required under this Lease, the unapplied portion of the Security Deposit shall be returned to Tenant. No later than ten days following the expiration of the Term or earlier termination of this Lease, Landlord and Tenant shall conduct a joint walkthrough to assess the condition of the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit nor is the Landlord obligated to segregate or pay interest on such Security Deposit. The application by Landlord of the Security Deposit against any obligation owing by Tenant or to compensate Landlord for any damage sustained by it hereunder shall not constitute a waiver by Landlord of any other remedy that may be available to it.

                  (g) CLEAN-UP AND POLICE SERVICES SECURITY DEPOSITS. On August 1, 2001, Tenant shall deliver to the City of Vacaville, by check, a security deposit of Fifty Thousand Dollars ($50,000) for the faithful performance by Tenant of all of the provisions set forth in the conditions of approval issued November 13, 2000, except those provisions related to police and fire services (the "Clean-up Deposit"). Additionally, in the event that the Security Deposit set forth in Section 3(f) (Security Deposit), immediately above, is insufficient to cover Tenant's obligations as set forth in Section 3(f), Landlord, upon agreement with City, may apply all or any portion of the sum of the Clean-up Deposit toward fulfilling Tenant's obligations under Section 3(f). On August 1, 2001, Tenant shall also deliver to the City of Vacaville, by check, a security deposit of Sixty Thousand Dollars ($60,000) for the faithful performance by Tenant of all of the provisions set forth in both the conditions of approval issued November 13, 2000 regarding the provision of police and fire services by the City of Vacaville Police and fire Departments, and any written agreement between the City of Vacaville and Tenant regarding the provision of police and fire services by the City of Vacaville (the "Police Services Deposit"). Following any default by Tenant of any of the provisions of the conditions of approval or written agreement regarding police and fire services, City may use, apply or retain all or any portion of the Security Deposit in question for the payment of any sum to which Landlord may become obligated by reason of the default, or to compensate City for any loss or damage which City may suffer by reason of the default. If City so uses or applies all or any portion of either Security Deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with City in an amount sufficient to restore the Security Deposit used to the full amount stated above and Tenant's failure to do so shall be a material breach of this Lease. No later than 30 days after the end of the term, providing no Event of Default has occurred and is continuing, Landlord shall ensure the unapplied portion of each Security Deposit is returned to Tenant. No trust relationship is created herein between Landlord or City and Tenant with respect to either Security Deposit nor is the Landlord or City obligated to segregate or pay interest on either Security Deposit. The application by City of either Security Deposit against any obligation owing by Tenant or to compensate City for any damage sustained by it hereunder shall not constitute a waiver by City of any other remedy that may be available to it.

In Lieu of the Clean-Up Security Deposit set forth above, Landlord and City are agreeable to Tenant providing City with a letter of credit for the amount. The letter of credit shall be issued in a form, and by a financial institution, approved by the City Attorney.

                  (h) CHARITABLE DONATION. As part of the social consideration for allowing the lease of the Premises for the operation of a Renaissance Pleasure Faire and as a benefit to the community as a whole, Tenant has committed to, and by September 15, 2001, shall, donate One Hundred Thousand Dollars ($100,000.00) to local non-profit organizations or purposes as selected by the Vacaville City Council, and as set forth in Section 3(a) (Minimum Rent and Charitable Donations), above.

         4.       TAXES.

         (a) PERSONAL PROPERTY TAXES. Tenant shall pay, before delinquent, all taxes levied or assessed during the Term on Tenant's equipment, furniture, fixtures, inventory and other personal property located at the Premises, and shall reimburse Landlord upon demand for all taxes paid or payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources) whether or not now customary or within the contemplation of the parties hereto: (a) upon or measured by Rent payable under this Lease, including without limitation, any gross rents or gross receipts tax or excise tax levied by the City of Vacaville, Solano County, the State of California, the federal government or any other governmental body with respect to the receipt of such Rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; (c) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises, regardless of whether title to such improvements shall be in Tenant or Landlord; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Tenant to so reimburse Landlord, the Minimum Rent payable to Landlord under this Lease shall be increased so that the Minimum Rent and all of the tax so imposed, shall be equal to the Minimum Rent payable before such tax was imposed.

         (b) PROPERTY TAXES. Landlord shall pay the real property taxes and assessments for the Premises, if any.

         5.       USE.

                  (a) Except during the Off-Season, the Premises shall be used solely and exclusively for the purpose of producing and operating a renaissance-theme fair under the name of "The Renaissance Pleasure Faire" and other related educational programs, operated in the manner of past Renaissance Pleasure Faires (the "Renaissance Faire"). Tenant agrees that it shall produce and operate from the Premises a renaissance-theme fair under the name "The Renaissance Pleasure Faire" in the manner of and during the same days and hours of operation as set forth in the conditions of approval issued November 13, 2000. Tenant agrees that all of its advertising and publicity program materials shall identify that the Renaissance Faire is being held at "The Nut Tree". Tenant shall not use or permit the Premises to be used for any other purpose or under any other name without Landlord's prior written consent, which may be granted or withheld at Landlord's sole discretion. Tenant agrees that during the Off-Season Tenant is not allowed to use or occupy any portion of the Premises except for a storage area and that certain area to be used by a caretakers, both as set forth in the Conditions of Approval dated on or about November 13, 2000 (the "Conditions of Approval"), and except for providing for the maintenance and up-keep provided for in section 5(b)(iii), below.

                  (b)      Tenant:

                           (i) shall carry on the business of producing the
Renaissance Faire diligently and continually in the Premises throughout the Term and shall cause such business to be conducted in the Premises during such hours as the Renaissance Faire has typically operated in the State of California for the past three (3) years. Tenant shall operate the Renaissance Faire in the specified areas of the Premises set forth on the site plan attached hereto as EXHIBIT A. Tenant shall not operate the Renaissance Faire in any area outside of the specified areas as shown on the site plan, nor allow any of the Renaissance Faire activities or employees, customers, invitees, vendors or agents to enter onto or conduct any activity whatsoever in any area outside of such specified areas.

                           (ii) may, from November 29, 2000 through the
termination of this Lease, maintain temporary structures and use portions of the premises for storage purposes as set forth in the Conditions of Approval.

                           (iii) agrees that at all times during the Term of
this Agreement (including nights, weekends and holidays), an officer or employee of Tenant shall be located on the Premises, shall make periodic inspections of the Premises and shall immediately report to Landlord or the police, if appropriate, if such person notices any theft, vandalism, loitering, broken utility lines or other damage occurring or located on the Premises. The officer or employee remaining on the Premises shall also be responsible for landscape up-keep, including, but not limited to, weed abatement to prevent fire hazards, litter pick-up, and maintenance of shrubs in a neat, orderly and safe condition. Tenant and its officer or employee remaining on the Premises shall fully cooperate with City's Code Compliance Technicians in maintaining the Premises in a manner so as not to create a nuisance or violate the Vacaville Municipal Code. Any reports to Landlord shall be made by contacting Dee Gilliland, at (707) 449-5660, and by faxing written notice to Landlord at its facsimile number set forth in the Lease. Tenant shall not use any portion of the Premises for the purpose of operating a Renaissance Faire, haunted house or for any other activity, except for the general maintenance and up-keep provisions, above, during the Off-Season. At the discretion of Landlord, a home, currently existing on the Premises, may be used solely by officers or employees of Tenant for residential purposes in furtherance of Tenant's monitoring obligations under this Agreement.

                           (iv) shall not make any alterations, additions or
improvements to the Premises, Storage Area or the Homes. On or prior to November 30, 2000, at Tenant's sole cost and expense, Tenant shall (i) remove from the Premises any signage or other advertising or promotional material for the Renaissance Faire or any other activity conducted at the Premises by Tenant under any previous Lease, and patch and repair any damage caused by or resulting from Tenant's removal of such signage and material, (ii) remove all Tenant Property from the Vacated Premises, repair any damage resulting from such removal and otherwise leave the Vacated Premises in the condition required under the prior Lease, and (iii) surrender possession of the Vacated Premises. If Tenant fails to comply with these obligations, and without waiving or limiting any other remedy available, Landlord may enter upon any portion of the Premises and remove the same at Tenant's expense. Tenant shall not install any signage or other advertising or promotional material on any part of the Premises during the Off-Season."

                  (c) Provided that the same is in compliance with all applicable laws, rules, regulations and conditions of approval, Tenant may install its standard signage and advertising material for the Renaissance Faire at or upon the Premises, no sooner than August 1, 2001. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed in, on or about the Premises that Landlord, in the reasonable exercise of its business judgment, finds objectionable or offensive, and if Tenant fails to do so, Landlord may enter upon the Premises and remove the same at Tenant's expense. At the expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove its exterior signs and patch and repair any damage caused by or resulting from Tenant's installation and removal of such signs.

                  (d) Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the Premises or any of its contents, or cause a cancellation of any insurance policy covering the Premises or any part of the Premises or any of its contents without Landlord's consent which may be withheld by Landlord in its sole discretion.

                  (e) Except for propane, paints, solvents, batteries and other chemicals traditionally used in restaurants, carpentry, plumbing, electrical and maintenance shops and other work areas traditionally operated at past Renaissance Faires, Tenant shall not use, store, dispose, release, discharge, transport or generate (collectively "USE OF HAZARDOUS SUBSTANCES") any Hazardous Substances (as defined below), in, on, to, under, from or about the Premises without Landlord's prior written consent, which consent may be granted, conditioned or withheld in Landlord's sole and absolute discretion. Tenant warrants and agrees that if Landlord grants its consent to Tenant's Use of Hazardous Substances (including the Hazardous Materials consented to in the preceding sentence), such Use of Hazardous Substances shall be conducted in strict accordance with all Environmental Laws (as defined below) and prudent business practices. Any consent or approval by Landlord of Tenant's Use of Hazardous Substances shall not constitute an assumption of risk respecting the same nor a warranty or certification by Landlord that Tenant's proposed Use of Hazardous Substances is safe or reasonable or in compliance with Environmental Laws. Tenant shall maintain current all permits required for its operations, including, without limitation, those for the Use of Hazardous Substances. Tenant shall keep and maintain the Premises in compliance with all, and shall not cause or permit the Premises and the activities conducted thereon by Tenant to be in violation of any, Environmental Laws. Tenant shall not undertake any remedial action with respect to any release of Hazardous Substances or to comply with any violation of any Environmental Law without obtaining the prior written consent of Landlord. If Tenant's use of Hazardous Substances results in an increase in the premiums of any insurance that Landlord currently carries for the Premises, then Tenant shall pay the amount of such increased premiums. Additionally, Landlord may require that Tenant procure, at Tenant's sole cost and expense, additional insurance that specifically covers loss or damage to persons or property that may result from Tenant's use of such Hazardous Substances.

                           (i) Tenant shall indemnify, defend (by counsel
reasonably acceptable to the indemnified party), protect and hold Landlord and City harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including, without limitation, attorneys' fees and costs and court costs) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Tenant's Use of Hazardous Substances to, in, on, under, about or from the Premises or Tenant's failure to comply with any Environmental Law. Notwithstanding anything to the contrary contained in the preceding sentence, if a final, binding judicial, administrative or arbitration determination is made whereby Tenant's Use of Hazardous Substances or Tenant's failure to comply with any Environmental Law is deemed to be only partially responsible or accountable for any claims or other losses and liability covered by this Paragraph 5(e)(i), then Tenant's indemnity obligations under this Paragraph 5(e)(i) shall only apply to the extent Tenant is deemed responsible or accountable. For purposes of the indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others for whose acts Tenant is legally responsible or liable (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. This indemnification shall include without limitation (a) personal injury claims, (b) the payment of liens, (c) diminution in the value of the Premises, (d) damages for the loss or restriction on use of the Premises, (e) sums paid in settlement of claims,
(f) reasonable attorneys' fees and costs, consulting fees and costs and expert fees and costs, (g) the cost of any investigation of site conditions, and (h) the cost of any repair, clean-up, health or other environmental assessments, remedial, closure, removal or restoration work, decontamination or detoxification if required by any governmental or quasi-governmental agency or body having jurisdiction or deemed necessary in Landlord's reasonable judgment. The indemnification contained herein shall survive the expiration or earlier termination of this Lease.

                           (ii) As used in this Lease, the term "HAZARDOUS
SUBSTANCES" shall mean hazardous wastes, hazardous chemicals, biological and/or medical waste, flammable or explosive materials, radioactive materials, toxic materials or related materials (whether potentially injurious to persons or property and whether potentially injurious by themselves or in combination with other materials), including, but not limited to, petroleum products or fractions thereof and any waste, chemical, substance or material now or hereafter determined by any federal, state or local governmental agency or authority having jurisdiction to be hazardous to human health or the environment or which is or becomes regulated by such agency or authority (including, but not limited to, those materials listed in the United States Department of Transportation Hazardous Materials Table as amended from time to time), which were released to the environment, including, without limitation, the soil, groundwater and/or air, at the Premises. As used in this Lease, the term "ENVIRONMENTAL LAWS" shall mean any and all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of governmental authorities relating to the environment or to any Hazardous Substance (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980), as heretofore or hereafter amended from time to time.

                           (iii) Landlord and Tenant shall immediately advise
the other in writing of, and provide the other with a copy of: (1) any notices of violation or potential or alleged violation of any Environmental Law which are received by either of them from any governmental agency; (2) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to either of them or the Premises; and (3) all claims made or threatened by any third party against either of them or the Premises relating to any Hazardous Substances.

                  (f) Tenant agrees that in connection with the use and operation of the Premises, Tenant will not (i) create, cause, maintain or permit any nuisance in or about the Premises; (ii) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of property owners and/or tenants adjoining the Premises, or injure or annoy them; (iii) commit or suffer to be committed any waste in, on or about the Premises; (iv) use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose or for any purpose which violates the terms of any recorded instrument affecting the Premises; (v) cause or permit obnoxious odors to emanate or be dispelled from the Premises; or (vi) permit undue accumulations of garbage, trash, rubbish or any other refuse. If Tenant hires or uses private security personnel for the Premises, such security personnel shall not engage in any security activities outside of the Premises and Tenant shall indemnify, protect and hold Landlord harmless from and defend (by counsel reasonably acceptable to the indemnified party) Landlord against any and all claims, causes of action, liability, damage, loss or expense (including reasonable consultant and expert witness fees, attorneys' fees and costs and court costs) arising out of or related to any activities of such security personnel. This indemnity shall survive the expiration or earlier termination of the Lease.

                  (g) Tenant acknowledges that neither Landlord nor City nor any officer, official, employee or agent of Landlord or City has made any representations, warranties or covenants to Tenant about (i) the suitability of the Premises with respect to Tenant's intended use of the Premises, (ii) the need for, or lack of, any safety or security measures, or (iii) the profitability of the location for Tenant's intended use of the Premises. Tenant further acknowledges that Landlord and City make no representation or warranty as to the condition of the Buildings or any improvements located at the Premises, and makes no representation or warranty as to the presence or release of Hazardous Materials in, under or about the Premises.

         6. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Term. If Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

         7.       SERVICES AND UTILITIES.

                  (a) Tenant shall maintain, repair, replace and otherwise keep the mains and conduits located within the boundaries of the Premises that bring water, gas, sewerage disposal, electricity and telephone service to the Premises and to any Building, as well as all meters and submeters for such utilities, in the same condition as existing on the commencement of the Term, subject only to alterations, additions and improvements approved in writing by Landlord as provided in this Lease. Tenant shall bear all of the costs of water, gas, electricity, sewage and any other utility services to the Premises, as well as the required meters for such services. Tenant agrees that it shall, on the Lease Commencement Date and throughout the Term, open an account in its name with the utility providers for all utilities to be used by it on the Premises and pay all connection fees, deposits and other fees and charges required by the applicable utility providers as a condition to opening Tenant's accounts. Landlord does not have to allow Tenant access to the Premises until all such utility accounts have been opened and all such connection fees, deposits and other fees and charges have been paid by Tenant.

                  (b) Landlord shall not be obligated to furnish any utilities or services to the Premises, and Landlord does not make any warranty or representation as to the quantity, quality, availability, amount of duration of any such utilities or services. Tenant acknowledges that it has inspected the Premises and the capacity, condition and locations of all utilities, utility conduits and utility stubs, and agrees that they are adequate for Tenant's use. Tenant agrees that it shall pay when due all charges for utilities used by it on and after the Lease Commencement Date. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the utilities systems. Tenant agrees that it shall, at its sole cost and expense, contract with the local utility service providers (including, but not limited to, the providers of water, sewer, gas, electricity and phone service) for the provision of those services as needed by Tenant.

                  (c) Landlord shall not be liable to Tenant in damages or otherwise if: (i) any utility shall be or become unavailable from any public utility company, public authority or any other person or entity (including Landlord) supplying or distributing such utility, or (ii) any interruption in any utility service caused by the making of any repairs or improvements or by any cause beyond Landlord's reasonable control. Notwithstanding the foregoing, if any utility shall be or becomes unavailable as described in the preceding clauses (i) and (ii) and the absence of such utility materially impairs Tenant's ability to conduct the Renaissance Faire in substantially the same manner as past Renaissance Faires, then Tenant shall be entitled to terminate this Lease by providing written notice thereof to Landlord. Upon any such termination by Tenant, Tenant shall only be obligated to pay Minimum Rent through the termination date, prorated based on the number of scheduled event days for the Renaissance Faire and the number of actual event days that have occurred up through the date of termination.

                  (d) Tenant shall, at its sole cost and expense, contract with the local sanitation company to provide Tenant with trash removal service for trash generated by Tenant. Tenant shall either rent from the local sanitation company or purchase a trash dumpster, to be placed in a location designated by Landlord. Tenant shall place all trash generated by Tenant's use of the Premises in this trash dumpster and shall have such trash emptied from the Premises as often as reasonably necessary to keep the area surrounding its trash dumpster in a neat and sanitary condition. Tenant shall, at its sole cost and expense, regularly clean the area surrounding its trash dumpster and shall otherwise keep this area in a neat and sanitary condition.

         8.       ALTERATIONS AND IMPROVEMENTS.

                  (a) Tenant may not make any alterations or improvements to any existing buildings, or cut any trees, shrubs or any other existing foliage at, or install or create any paths or roads on, the Premises without first obtaining Landlord's prior written consent and any consent required from all applicable governmental agencies including, but not limited to, City. Notwithstanding the foregoing, once Tenant has obtained its planned development permit and all appeals periods have expired, Tenant may construct such structures on the Premises as it traditionally has constructed in connection with the operation of past Renaissance Faires. Any alterations and improvements made by Tenant to the Premises pursuant to this Section 8(a), shall be subject to all the other provisions of this Paragraph 8.

                  (b) If Tenant makes any alterations, additions or improvements to the Premises, then any and all work done by Tenant:

                           (i) shall be done at Tenant's sole expense and in
such manner as not to disturb adjoining property owners and their tenants;

                           (ii) shall comply with all applicable laws, rules,
orders, permits, authorizations, and governmental requirements and orders, as well as rules and regulations of the National Board of Fire Underwriters, the Board of Fire Underwriters responsible for the geographic area in which the Premises are located and other bodies hereafter exercising similar functions; and

                           (iii) shall be made promptly and in a good
workmanlike manner using prime quality materials.

Tenant shall promptly correct any work not conforming to the provisions of this paragraph or to any plans, specifications, permits, or other documents required by this paragraph to be obtained by Tenant and shall promptly repair any damage caused by such nonconforming work.

Additionally, Tenant shall provide Landlord with at least five (5) business days' prior written notice of any work to be performed in the Premises.

                  (c) Prior to commencing any work in the Premises (other than work for which Landlord's consent is not required under subparagraph 8(a) above), Tenant shall procure (at its sole cost and expense), furnish to Landlord and obtain Landlord's prior written consent for:

                           (i) Plans and specifications of such proposed
alterations, additions and improvements;

                           (ii) A certificate evidencing that Tenant or Tenant's
contractor has procured and paid for workers' compensation insurance covering all persons employed in connection with the work;

                           (iii) Such additional personal injury and property
damage insurance (over and above any insurance required to be carried by Tenant pursuant to the provisions of Paragraph 13 of this Lease) as Landlord may reasonably require in connection with the work and including the Landlord, City, and any first mortgagee or beneficiary as an additional insured;

                           (iv) Such permits, authorizations or consents as may
be required by any applicable law, rule, order or requirement of any governmental authority having jurisdiction thereover; and

                  (d) If Tenant fails to comply with any provision of this Paragraph, Landlord, in addition to any other remedy herein provided, may require Tenant to cease all work being performed by or on behalf of Tenant and Landlord may deny access to the Premises to any person performing work in or supplying materials to the Premises.

                  (e) During the Term, all improvements, alterations and additions (including fixtures) installed in or made to the Premises by Tenant after the Lease Commencement Date ("TENANT ADDITIONS") shall be the property of Tenant. As of the expiration of the Term or earlier termination of this Lease, Tenant shall have removed all Tenant Additions and restored the Premises to the condition it was in before Tenant entered onto the Premises under a prior lease between Tenant and TKG Nut Tree, LLC, dated on or about June 14, 1999 (hereinafter the "Prior Lease"), (including removal of all of Tenant's trade fixtures, equipment, personal property and exterior signage). Tenant shall, at its sole cost, immediately repair any damage to the Premises caused by its removal of Tenant Alterations and other property.

                  (f) Tenant shall, at its sole cost and expense, immediately following the Lease Commencement Date fence off the Protected Areas and post signs on the fences stating that no one is to enter the Protected Areas. Tenant shall ensure during the Term that neither its activities nor the activities of its employees, workers, contractors, agents, Visitors, invitees and licensees shall cause any damage to the Protected Areas.

         9. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If Tenant desires, in good faith, to contest the validity of any such lien, it may do so by an appropriate proceeding after first depositing with Landlord, within five (5) days after the filing of the lien, security in the form of a cash deposit or surety bond in an amount which, in Landlord's sole judgment, is sufficient to insure the payment and discharge of such lien, together with attorneys' fees and interest and penalties thereon. If Tenant does not, within five (5) days following the imposition of any such lien, cause the same to be released of record, or deposit such security, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens, and Tenant shall give Landlord at least ten (10) days prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

         10.  REPAIR AND MAINTENANCE OF THE PREMISES.

              (a) Tenant shall, at all times during the Term and at Tenant's sole cost and expense, keep the Premises, the Buildings, all improvements, fixtures and equipment, trees, shrubs and any other foliage in the condition existing as of the date immediately prior to Tenant's entry onto the Premises under the Prior Lease (the "Initial Entry Date"), ordinary wear and tear and alterations, additions and improvements approved in writing by Landlord excepted. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu of making repairs to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

              (b) Tenant shall provide its own janitorial service for the Premises at Tenant's sole cost and expense.

              (c) Tenant shall at the end of the Term or the earlier termination of this Lease surrender to Landlord the Premises in the same condition as when received on the Initial Entry Date, ordinary wear and tear excepted. If the Premises, as of the end of the Term or earlier termination of this Lease, remains damaged due to the occurrence of a casualty, Tenant shall assign all of its rights and interest in and to all insurance proceeds that are or become available as compensation for damage to Tenant Additions that were to have remained in the Premises. "Ordinary wear and tear" shall not, however, include any deterioration of or damage to the Premises and the alterations, additions and improvements thereto that would have been avoided or lessened if Tenant had fulfilled its maintenance and repair obligations under this Lease and under the Prior Lease. If Tenant fails to leave the Premises in the condition required under this Lease at the end of the Term or earlier termination of this Lease and thereafter fails to restore the

Premises to such condition within 30 days after delivery of written notice of such failure from Landlord, then Tenant shall immediately forfeit the entire unapplied portion of the Security Deposit and the Clean-up Deposit. Tenant shall have a right of entry onto the Premises during such 30 day period, on all of the terms and conditions of this Lease (excluding the obligation to pay Minimum Rent), solely to restore the Premises to the condition required under this Lease at the end of the Term or earlier termination of this Lease. Landlord's retention of the Security Deposit shall not relieve Tenant of its liability to Landlord for Tenant's failure to leave the Premises in the condition required under this Lease at the end of the Term or earlier termination of the Lease.

              (c) Tenant further agrees that all equipment, trade fixtures, inventory and other personal property of Tenant that remain in the Premises at the expiration of the Term or earlier termination of the Lease ("PERSONAL PROPERTY") shall be deemed abandoned by Tenant and shall immediately become the property of Landlord, without compensation to Tenant, and Landlord shall be free, as it determines in its sole discretion, to store, move, sell or otherwise dispose of the Personal Property. Tenant hereby waives any and all of its rights, and relieves Landlord of all of Landlord's obligations, with respect to such Personal Property created under California Civil Code Sections 1980 ET. SEQ. Without limiting the foregoing, Tenant acknowledges that Landlord need not store or exercise any duty of care with respect to the Personal Property, nor shall Landlord be obligated to provide any notice to Tenant or publish any notice with respect to any sale of the Personal Property.

              (d) Landlord has no obligation and has made no promises to alter, remodel, improve or repair the Premises or any part of the Premises and no representations respecting the condition of the Premises have been made by Landlord or any prior Landlord, to Tenant.

         11.  DESTRUCTION OR DAMAGE.

              (a) If the Premises, or any part thereof, are damaged by fire, earthquake, act of God, the elements or other casualty, unless the Lease is otherwise terminated pursuant to the provisions of this Paragraph 11, Landlord may elect to restore the Premises. Upon such election, Landlord shall so notify Tenant, this Lease shall remain in full force and effect, and to the extent Tenant's use and occupancy of the Premises is materially impaired as a result of such casualty, Minimum Rent shall be proportionally abated, to an extent determined by Landlord in its reasonable business judgment, until that date that Landlord substantially completes its restoration of the Premises. If Landlord elects not to restore the Premises, Landlord shall so notify Tenant, this Lease shall immediately terminate and Landlord shall have no further obligations or liabilities to Tenant, including any liability for lost profits or any actual or perceived injuries to Tenant or Tenant's business. Tenant hereby releases the Landlord Parties from any claims regarding such liabilities or obligations to Tenant if Landlord elects not to restore the Premises pursuant to this Paragraph 11(a).

              (b) Tenant waives California Civil Code Sections 1932(2) and 1933(4) providing for termination of hiring upon destruction of the thing hired.

         12.  RELEASE AND INDEMNIFICATION.

              (a) Neither Landlord nor City shall not be liable to Tenant and Tenant hereby waives all claims and causes of action against Landlord and City for any injury to or death of any person or damage to or destruction of property in or about the Premises, or any civil rights violations by or from any cause whatsoever, except to the extent resulting from the willful misconduct or sole negligence of Landlord or City (in which case this waiver shall not apply only as to Landlord or City).

              (b) Tenant acknowledges and understands that it is entering into this lease following acquisition of the premises by the Vacaville Redevelopment Agency. The Vacaville Redevelopment Agency acquired the property with the intent of marketing the property and re-selling it. Tenant acknowledges and agrees and to the extent allowed by law, hereby waives and releases Landlord and City from any and all claims for relocation benefits should (i) this lease be terminated early in the Event of Default; (ii) phase 1 of the Premises as set forth in the Conditions of Approval be unavailable for the 2001 Faire event as a result of anticipated development (in this case, the Faire event may still be conducted on the remainder of the Premises, however, phase 1 of the Premises shall not be subject to this lease or available for the Faire event or any associated activities or uses); or (iii) the lease not be renewed by Landlord as a result of marketing, development or sale of the property or for any other reason.

              (c) Tenant shall indemnify, protect and hold Landlord and City harmless from and defend (by counsel reasonably acceptable to the indemnified party) Landlord and City against any and all claims, causes of action, liability, damage, loss or expense (including reasonable attorneys' fees and costs and court costs), statutory or otherwise arising out of or incurred in connection with (i) the use and occupancy of the Premises by Tenant, or any person claiming through Tenant or the presence of Visitors at the Premises, (ii) any activity, work or thing done or permitted or suffered by Tenant in or about the Premises, (iii) any acts, omissions or negligence of Tenant, any person claiming through Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person ("TENANT PARTY" or "TENANT PARTIES"), (iv) any breach, violation or nonperformance by any Tenant Party of any provision of this Lease or of any law, ordinance, rule or other governmental regulation of any kind, (v) except to the extent resulting from the willful misconduct or sole negligence of an Indemnified Party (in which case this indemnity shall not apply only as to such Indemnified Party), any injury to or damage to the person, property or business of any Tenant Party, or (vi) any claim by Tenant or any of its affiliates or any other third party for relocation benefits.

              (d) The foregoing indemnity obligations of the parties shall include reasonable consultant and expert witness fees, attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by reason of any of the foregoing. The provisions of this Paragraph 12 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring prior to such expiration or termination.

         13.  INSURANCE.

              (a) At all times Tenant shall, at its sole expense, procure and maintain the following insurance coverage:

                  (i) Tenant, at its expense, shall maintain commercial general liability insurance in the following amounts and with the coverages:
$1,000,000 per occurrence and $2,000,000 in the aggregate. Such commercial general liability insurance shall protect and indemnify Landlord, City and Tenant against any and all claims and liabilities for injury or damage to persons or property or for the loss of life or of property occurring in or about the Premises, and for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Premises and caused by or resulting from any act or omission of Tenant, its employees, agents, contractors, customers, guests, licensees or invitees. Such insurance shall specifically insure the performance by Tenant of its indemnity obligations under Paragraph 12 above, shall be on an occurrence basis and shall contain a cross-liability endorsement.

                  (ii) Employer's liability insurance and worker's compensation insurance, as required by applicable law;

                  (iii) If Tenant sells or dispenses alcoholic beverages, standard liquor liability insurance; and

                  (iv)  An umbrella policy of not less than $5,000,000.

              (b) The insurance required under this Paragraph 13 and all renewals thereof shall be effected under valid and enforceable policies and shall be issued by such good and responsible companies qualified to do and doing business in the State of California rated overall an "A" and XII, or better, in the most recent edition of Best's Insurance Reports. Each policy shall expressly provide that the policy shall not be canceled or altered in such manner as to adversely affect the coverage afforded thereby without thirty (30) days prior written notice to Landlord and City. All insurance carried by Tenant under this Lease shall expressly provide that it shall be primary and non-contributing with any insurance that may be carried by Landlord or City. The commercial general liability and liquor liability insurance shall name the following parties as additional insureds (collectively, the "ADDITIONAL INSUREDS"): (1) Landlord, and
(2) City.

              (c) A certificate evidencing each policy of insurance required to be carried under this Paragraph 13, with evidence of payment, shall be delivered to Landlord for retention by Landlord at least ten (10) days prior to the Lease Commencement Date or the expiration date of any policy, and a complete copy of each such insurance policy shall be delivered to such parties as soon as practicable thereafter. If Tenant fails to insure or shall fail to furnish to such parties any such policy or duplicate policy as required by this Paragraph 13, Landlord may from time to time effect such insurance for the benefit of Tenant for the Term, and any premium paid by Landlord shall be recoverable from Tenant as Additional Rent on demand by Landlord.

              (d) Tenant's obligation to procure and maintain the insurance required by this Lease may be satisfied by obtaining coverage under a so-called blanket policy or policies of insurance carried and maintained by Tenant provided that the coverage afforded Landlord will not be reduced or be diminished by reason of the use of such blanket policy of insurance and provided further that the other applicable requirements of this Paragraph 13 are satisfied.

              (e) This clause is intentionally omitted

              (f) Landlord reserves the right to increase the limits and/or change the terms of coverage required to be carried by Landlord and/or Tenant under this Lease if such limits and/or terms of coverage are below or different from those carried or required to be carried by prudent operators of other fairs located in Solano County, California.

         14. COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force ("LAWS"), with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as they relate to or affect the use or occupancy of the Premises or any elements of the Premises, including the structural elements and building systems of any Building. Tenant shall promptly provide Landlord with a copy of any notices or demands whereby any party alleges that Tenant's use or occupancy of the Premises is in violation of any such laws, statutes, ordinances, or governmental rules, regulations or requirements. Tenant shall indemnify, defend (by counsel reasonably acceptable to the Landlord) and hold harmless Landlord and City from all claims, causes of action, liabilities, penalties, fines, damages, losses or expenses (including reasonable attorneys' fees, consultant and expert witness fees and costs and court costs) threatened against or incurred by Landlord or City as a result of Tenant's failure to comply with this Paragraph 14. This indemnity obligation shall survive the expiration or earlier termination of this Lease.

         15. ASSIGNMENT AND SUBLETTING. Tenant shall not transfer, assign (by operation of law or otherwise), sublet, enter into license agreements, or hypothecate this Lease or the Tenant's interest in and to the Premises or any part thereof or permit the use of the Premises or any part thereof by any party other than the Tenant. Tenant shall be entitled to enter into concession agreements for the Premises with concessionaires who have traditionally provided services at past Renaissance Faires.

         16. INSPECTIONS. Landlord may enter the Premises at reasonable times during regular business hours of Tenant to: (a) inspect the Premises;
(b) determine whether Tenant is complying with all its obligations under this Lease; (c) supply any service to be provided by Landlord to Tenant under this Lease; (d) post notices of non-responsibility; (e) make repairs required of Tenant under the terms of this Lease, and may enter the Premises at any time to make emergency repairs, provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant's business as reasonably possible; and (f) to promote or market the property to prospective buyers. Tenant hereby waives, subject to the limitations of Paragraph 12 above, if any, any claim for damages for any injury or inconvenience to or interference with Tenant's business or any loss of occupancy or quiet enjoyment of the Premises by reason of any such entry and activity on the Premises, except that the foregoing waiver shall not apply to the gross negligence or willful misconduct of Landlord.

         17. DEFAULT. Tenant shall be deemed to be in default under this Lease upon the occurrence of any of the following events ("EVENT OF DEFAULT"): (a) Tenant fails to pay any Rent when and as the same becomes due and payable; (b) Tenant fails to pay any other sum owing under this Lease, including, but not limited to amounts due and owing, or to be billed, for services provided by CITY during the 2000 Renaissance Faire season, when and as the same becomes due and payable and such failure shall continue for more than five (5) days after written notice that such payment was not received when due; (c) Tenant fails to observe, keep or perform any of the other terms, covenants, agreements or conditions contained in this Lease and on the part of Tenant to be observed or performed and such default continues for a period of thirty (30) days after written notice by Landlord and Tenant shall not within said period commence with due diligence the curing of such default or, having so commenced, shall thereafter fail or neglect with due diligence to complete the curing of such default or shall not, in all events, complete the curing of such default within ninety (90) days after the original default notice to Tenant; (d) Tenant files a petition for bankruptcy or become insolvent or make a transfer in fraud of creditors, or make an assignment for the benefit of creditors, or commence or there is commenced against Tenant any proceedings of any kind under any provision of the United States Bankruptcy Code or under any other insolvency, bankruptcy or reorganization act and, if any such proceedings are involuntary, Tenant is not discharged from the same within ninety (90) days thereafter; (e) a receiver is appointed for a substantial part of the assets of Tenant and is not dismissed or discharged within ninety (90) days; (f) Tenant vacates or abandons the Premises; (g) this Lease or any estate of Tenant hereunder shall be levied upon by any attachment or execution which is not discharged or bonded against within thirty (30) days; or (h) there are more than two Events of Default during the Term (Tenant acknowledging that a violation of this clause (h) is not subject to cure by Tenant and that Landlord shall be immediately entitled to exercise all rights and remedies available to it). Tenant shall not have any cure period under this Lease if it fails to timely deliver an estoppel certificate or a subordination agreement as provided in Paragraphs 22 and 25 below.

         18. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given under this Lease or by law, do any of the following:

              (a) Landlord shall have the right, so long as such Event of Default continues, to give written notice of termination to Tenant, and on the date specified in such notice (which shall not be less than three (3) days after the giving of such notice) this Lease shall terminate.

                  (i) If there is any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the Premises and remove therefrom all persons and property and regain, repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of an Event of Default or of such termination.

                  (ii) If there is any such termination of this Lease, Landlord may recover damages as provided in Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (A) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (B) all reasonable legal expenses and other related costs incurred by Landlord following an Event of

Default, and (C) costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting.

              (b) In addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Sections 1951.4 (landlord may continue lease in effect after tenant's breach and abandonment and recover rent as it becomes due, if tenant has right to sublet or assign, subject only to reasonable limitations). Landlord may enter the Premises, remove and store, at Tenant's expense, any of Tenant's personal property, trade fixtures or equipment left in the Premises, and renovate and sublet all or any portion of the Premises for Tenant's account on such terms and conditions as Landlord deems advisable, which actions shall not constitute a termination of this Lease.

              (c) If Tenant abandons or surrenders the Premises or is dispossessed by process of law or otherwise, any property of Tenant left on the Premises shall be deemed to be abandoned but Tenant shall remain liable to Landlord for all cost, loss, damage and expense incurred by Landlord for the removal of such property from the Premises and for the repair of any damage to the Premises caused by such removal.

              (d) Landlord shall have the right to cause a receiver to be appointed in any action against Tenant to take possession of the Premises and/or to collect the rents or profits derived from the Premises. Acts of preservation or maintenance of the Premises, efforts to relet the Premises or the appointment of a receiver shall not constitute an election on the part of Landlord to terminate this Lease unless written notice of such intention is given to Tenant.

         19. LANDLORD'S RIGHT TO CURE DEFAULT. All covenants and agreements to be performed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Rent, unless otherwise specified in this Lease. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by Tenant pursuant to this Lease or shall fail to perform any other act on Tenant's part to be performed under this Lease and such shall have become an Event of Default under Paragraph 17 above, Landlord may, but shall not be obligated so to do and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums paid by Landlord, whether to fulfill Tenant's unfulfilled payment obligations or to perform Tenant's unfulfilled performance obligations, and all incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand.

         20. NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as assignment to it of any or all such subleases or subtenancies.

         21. HOLDING OVER. If, with the prior written consent of Landlord, Tenant holds possession of the Premises after expiration of the Term, Tenant shall become a tenant from month to month upon all of the terms specified in this Lease as applicable immediately prior to expiration of such Term, except that Minimum Rent shall be one hundred and fifty percent (150%) of that applicable immediately prior to expiration of such Term. If Tenant holds over in the Premises without Landlord's prior written consent, then Tenant shall be a tenant-at-sufferance. Each party shall give the other not less than thirty (30) days' notice of its intention to terminate a month to month tenancy (although a tenancy at sufferance may be terminated immediately without written notice) and such month to month tenancy shall terminate at the end of a calendar month. If Landlord should terminate Tenant's holdover tenancy as provided in this Paragraph 21 and Tenant shall fail to vacate the Premises at the expiration of such tenancy, Tenant agrees that it shall be liable to Landlord for all actual and consequential damages resulting from Tenant's failure to so vacate. These damages may include, without limitation, the cost of unlawful detainer proceedings instituted by Landlord against Tenant, including court costs and attorneys' fees and costs, increased construction costs to Landlord as a result of Landlord's inability to timely commence construction of tenant improvements for a new tenant for the Premises, lost rent that results from Landlord's inability to timely deliver the Premises to such new tenant and damages incurred from Landlord's inability to timely deliver the property to a new purchaser, including, but not limited to, damages arising from interference with contract. This clause shall survive the expiration or earlier termination of this Lease.

         22. LIMITATION OF RECOVERY AGAINST LANDLORD. Tenant acknowledges and agrees that the liability of Landlord and City under this Lease shall be limited solely to Landlord's interest in the Premises, and any judgments rendered against Landlord or any other Landlord Parties shall be satisfied solely out of the proceeds of sale of Landlord's interest in the Premises. No Officer, official, employee or agent of Landlord or City shall be named as a party in any suit or action and no personal judgment shall lie against Landlord or City. Tenant agrees that the foregoing covenants and limitations shall be applicable to any obligation or liability of Landlord or City, whether expressly contained in this Lease or imposed by statute or at common law. The foregoing provisions are not intended to relieve Landlord or City from the performance of any of Landlord's or City's obligations under this Lease, but only to limit the personal liability of Landlord or City in case of recovery of a judgment against Landlord or City.

         23. NO PARTNERSHIP. It is expressly understood that Landlord or City do not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

         24. WAIVER. The waiver by any party of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition contained in this Lease, nor shall any custom or practice which may develop between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent or any other sum of money under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent or other sum.

         25. NOTICES AND CONSENTS. All notices, demands, consents or approvals which may or are required to be given by each party to the others under this Lease shall be in writing and shall be deemed to have been fully given when received, if personally delivered or sent by facsimile, and forty-eight (48) hours after being deposited in the United States mail, postage prepaid, sent by certified or registered Mail or after being deposited with a nationally recognized overnight courier service, and addressed to Tenant at the address or facsimile number specified in the Basic Lease Information at the Premises, and to Landlord at the address or facsimile number for Landlord specified in the Basic Lease Information, or to such place as either party may from time to time designate in a written notice to the other party.

         26. COMPLETE AGREEMENT. Except to the extent this Lease is affected by any Conditions of Approval issued by the City of Vacaville on or about November 13, 2000, and any associated agreement with the City of Vacville Police or Fire Departments, there are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, oral and written agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon the representations contained in this Lease.

         27. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other entity, each of the persons executing this Lease on behalf of the Tenant does hereby covenant and warrant that Tenant is duly organized and validly existing, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease and to carry out the transactions contemplated herein, and that each person signing on behalf of Tenant is authorized to do so.

         28. MISCELLANEOUS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If Tenant should consist of more than one individual or entity, the obligations under this Lease imposed upon Tenant shall be joint and several. Time is of the essence with respect to this Lease and each and all of its provisions. This Lease may only be amended or modified by a document signed by both Landlord and Tenant. Any purported amendment or modification that is not contained in such a document shall be ineffective. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The terms, covenants, indemnities, agreements and conditions herein contained, shall (i) subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto, and (ii) survive the expiration or earlier termination of the Lease. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and interpreted and enforced in accordance with the laws of the State of California (it being agreed that notwithstanding the resolution of any choice of law issues under California law, this Lease shall be governed by California law). The parties agree that all actions or proceedings arising out of or related to this Lease shall be tried and litigated only in the California state courts, County of Solano, and the federal courts located in California. Tenant hereby irrevocably submits to the jurisdiction of the California state courts located in the County of Solano and the Federal District Court of the Northern District of California located in San Francisco with respect to such actions or proceedings, and agrees that such courts constitute a proper venue for any such actions and proceedings. All covenants and obligations arising out of this Lease shall survive the expiration or earlier termination of this Lease and shall remain outstanding until satisfied in full. Neither this Lease nor any memorandum of this Lease shall be recorded.

         29. BROKER'S COMMISSIONS. The parties each represent to the other that they have not engaged a broker in connection with this transaction. Each party agrees to indemnify, protect and defend the other against, and hold the other harmless from, all loss, claim, expense and liability arising from any such claim against a party by any broker or finder with whom the other party has dealt, including without limitation, the cost of counsel fees in connection therewith.

         30. EFFECTIVENESS OF LEASE. This Lease shall not become effective, and shall not create any rights or obligations of the parties hereto, until one or more original counterparts hereof have been fully executed by both parties.

         31. EXHIBITS. The Exhibits and Addendum, if any, attached to this Lease are incorporated herein by this reference and made a part hereof as if fully set forth herein.

         32. BASIC LEASE INFORMATION. The Basic Lease Information is for convenience of reference only. If there is any conflict between the terms of the Lease and the terms set forth in the Basic Lease Information, the terms of the Lease shall govern.

         33. FINANCIAL INFORMATION. Tenant represents and warrants to Landlord that all financial and other information that it has provided to Landlord prior to the date of this Lease is true, correct and complete. If Landlord should so request in connection with a proposed refinancing or sale of the Premises, Tenant shall promptly provide Landlord with such financial information concerning Tenant and Tenant's operations in the Premises as Landlord shall reasonably request. Landlord agrees not to disclose such financial information to any party other than to the prospective lenders or purchasers and their respective accountants, attorneys and consultants, or as otherwise required by law or by an order issued by a court with applicable jurisdiction.

         34. LANDLORD'S DEFAULT. Landlord shall be in default under this Lease upon (a) the failure of Landlord to pay any sum owing by Landlord under this Lease as and when due where such failure continues for ten (10) days after receipt by Landlord of written notice that such payment was not received by Tenant, unless Landlord is disputing in good faith the nature, propriety or amount of such sum, or (b) the failure of Landlord to observe, keep or perform any of the other terms, covenants, agreements or conditions contained in this Lease on the part of Landlord to be observed or performed and such failure continues for a period of thirty (30) days after written notice by Tenant to Landlord or, if such failure is not reasonably susceptible to cure within thirty
(30) days, then within a reasonable period of time so long as Landlord shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion. Tenant may not exercise any remedies available to it under this Lease, at law or in equity until Landlord has been afforded the cure periods described in this Paragraph 34. Tenant acknowledges that its obligations under this Lease, including its obligations to pay Rent, are independent of Landlord's obligations under this Lease. The failure of Landlord to perform Landlord's obligations under this Lease shall not excuse Tenant from performing any of its obligations under this Lease, including Tenant's obligation to pay Rent, or allow Tenant to terminate this Lease or to vacate the Premises.

         35. NO CONSTRUCTION AGAINST PREPARER. This Lease has been reviewed by Landlord and its professional advisors and by Tenant and its professional advisors. Landlord, Tenant, and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

         36. FORCE MAJEURE. In addition to specific provisions of this Lease, the time within which a party is to perform an obligation under this Lease shall be extended on a day for day basis to the extent such performance is delayed as a result of labor or supply difficulties, inclement weather, acts of God, government regulation, additions, modifications or withdrawals of, or delays in obtaining, governmental consents or approvals, building moratoria or restrictions, requirements to prepare further environmental impact documents or to conduct further environmental impact studies, or any similar cause beyond the reasonable control or without the fault of the party invoking such extension. Nothing contained in the foregoing sentence, however, shall excuse Tenant from its obligation to timely pay Minimum Rent, Additional Rent or any other monetary amounts owing under this Lease. Any party invoking an extension under this paragraph shall immediately notify the other party in writing of the occurrence and nature of the force majeure event and the anticipated delay resulting therefrom.

              IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below:

TENANT:            RENAISSANCE ENTERTAINMENT CORPORATION,
                   A COLORADO CORPORATION

                   By:  ________________________________
                        Name: __________________________
                        Its:  __________________________

                   Dated:  _____________________________

                   Address:   407 Montford Avenue
                              Mill Valley, CA  94941
                   Telephone: (415) 383-2164
                   Facsimile: (415) 383-2183

/ / /

/ / /

/ / /

/ / /

/ / /

LANDLORD:          VACAVILLE REDEVELOPMENT AGENCY

                   By:  ___________________________________
                          David Van Kirk
                          Its: Assistant Executive Director

                   Dated: _________________________________

                   Address:   650 Merchant Street
                              Vacaville, CA 95688
                   Telephone: (707) 449-5100
                   Facsimile: (707) 449-5149


CITY PARTY:        CITY OF VACAVILLE

                   By:  ___________________________________
                          David Van Kirk
                          Its: Assistant City Manager

                   Dated: _________________________________

                   Address:   650 Merchant Street
                              Vacaville, CA 95688
                   Telephone: (707) 449-5100
                   Facsimile: (707) 449-5149

                                   EXHIBIT A
                                   SITE PLAN


                                       24